SERVICER'S CERTIFICATE - SUPPLEMENTARY INFORMATION


   EXCESS SPREAD
A Collected interest on Receivables this period   $947,289.88
B Recoveries this period relating to Defaulted Recvbles $8,947.87 C Repossessions this period relating to Defaulted Receivabl$0.00 D Other Liquidation Proceeds this period relating to
  Defaulted Receivables from prior periods            $36,980.75
E Interest earnings this period on Certificate Account
  balances                                            $22,099.91
F Miscellaneous amounts this period (e.g., late fees,
  prepayment fees, ect.)                              $55,167.79
G Investment Earnings on the cash collateral account depos
  deposit                                             $44,069.44

1 TOTAL REVENUES                                   $1,114,555.64

H Certificateholder Interest                         $550,469.96
I Defaulted Receivables this period                  $165,317.01
J Recoveries this period relating to Defaulted Receivable$ 0.00 K Repossessions this period relating to Defaulted Receiva$ 0.00 L Other Liquidation Proceeds this period relating to
  Defaulted Receivables this period                    $ 0.00
M Servicing Fee this period                          $92,053.30
N Trustee Fee this period                                $250.00
O Interest on Loan this period                        $21,534.72
P Loan Fee on Loan                                     $3,468.75

2 TOTAL EXPENSES                                    $833,093.74

3 EXCESS SPREAD                                      $281,461.90
Q Pool Balance on first day of related Collection
  Period                                         $110,463,961.18


  EXCESS SPREAD PERCENTAGE                               3.06%

  Three month average Excess Spread Percentage             2.23%
  Six month average Excess Spread Percentage               2.26%



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 CONTRACTS

 R # of contracts on first day of Collection Period      14,324
 S # scheduled pay off
 T # prepayment in full                                     414
 U Defaulted contracts                                        25

 4 # of contracts on last day of Collection Period       13,885


 POOL BALANCE

 V Pool Balance on first day of related Collection
 Period                                           $110,463,961.18
 W Scheduled principal received this period
 X Principal repayments received this period        $5,871,913.00
 Y Defaulted receivables this period                   $ 127,119.18

 5 Pool Balance on last day of related Collection
 Period                                          $104,464,929.00

   OTHER DATA

 Weighted average original term of remaining contracts   57.77
 Weighted average remaining term of remaining contracts  31.06
 Weighted average APR of remaining contracts             9.72%

   DELINQUENCIES
                                     % of           # of
     Buckets     Balances           Balances        Contracts

  ---------   ----------------     ----------      -----------
  0-29 days    $101,469,251.88       97.13%           13,530
  30-59 days   $ 1,416,509.67         1.36%               177
  60-89 days        472,264.61          0.45%                61
  90-119 days       383,730.78         0.37%                 43
 120-149 days       238,260.78         0.23%                 30
 150-179 days        249,616.46        0.24%                 21
 180+days            235,294.82         0.23%                23

 TOTAL        $104,464,929.00    100.00%          13,885